Exhibit 99.1

LaBranche & Co Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition

(all data in thousands)

	As reported September 30, 2009	Proforma Adjustments		Proforma September 30, 2009
ASSETS

Cash and cash equivalents	$155,612	$28,121	(1)	$183,733	(2)
Cash and securities segregated under federal regulations	1,727	—		1,727
Receivable from brokers, dealers and clearing organizations	60,783	—		60,783	(2)
Receivable from customers	16,664	—		16,664
Financial instruments owned, at fair value	3,607,081	(6,121	)(1)	3,600,960	(2)
Exchange memberships owned, at adjusted cost (fair value of $5,371)	1,202	—		1,202
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization	15,232	(3,339	)(1)	11,893
Intangible assets, net of accumulated amortization:
Trade name	25,011	(25,011	)(3)	—
Goodwill	84,218	(84,218	)(3)	—
Deferred tax assets	7,151	17,349	(3)	24,500
Income tax receivable	10,318	—		10,318
Other assets	18,543	—		18,543	(2)

Total assets	$4,003,542	$(73,219)		$3,930,323

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers, dealers and clearing organizations	$396,250	$—		$396,250
Payable to customers	4,859	—		4,859
Financial instruments sold, but yet purchased at fair value	2,965,290	(3,000	)(1)	2,962,290
Accrued compensation	6,371	—		6,371
Accounts payable and other accrued expenses	27,266	—		27,266
Other liabilities	12,730	—		12,730
Income tax payable	3,005	—		3,005
Deferred tax liabilities	—	—		—
Long-term debt	189,323	—		189,323	(4)

Total liabilities	3,605,094	(3,000)		3,602,094

Total stockholders’ equity	398,448	(70,219)		328,229

Total liabilities and stockholders’ equity	$4,003,542	$(73,219)		$3,930,323

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

LaBranche & Co Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(all data in thousands, except per share data)

	For the Nine Months Ended
	As reported September 30, 2009	Proforma Adjustments		Proforma September 30, 2009
REVENUES:
Net gain on principal transactions	$16,039	$(2,957	)(5)	$13,082
Commissions and other fees	54,342	(31,381	)(5)	22,961
Net gain on investments	3,222	(359	)(5)	2,863
Interest income	1,956	67	(5)	2,023
Other	3,238	(106	)(5)	3,132

Total revenues	78,797	(34,736)		44,061

Interest expense:
Debt	16,445	—		16,445 (7)
Inventory financing	16,360	(1	)(5)	16,359

Total interest expense	32,805	(1)		32,804

Total revenues, net of interest expense	45,992	(34,735)		11,257

EXPENSES:
Employee compensation and related benefits	36,022	(8,064	)(5)	27,958
Exchange, clearing and brokerage fees	28,123	(2,691	)(5)	25,432
Lease of exchange memberships and trading license fees	1,171	(1,075	)(5)	96
Depreciation and amortization	2,980	(1,251	)(5)	1,729
Early extinguishment of debt	(762)	—		(762)
Other	22,665	(4,703	)(5)	17,962

Total expenses	90,199	(17,784)		72,415

Loss before benefit for income taxes	(44,207)	(16,951)		(61,158)

BENEFIT FOR INCOME TAXES	(18,873)	(6,979	)(6)	(25,852)

Net Loss	$(25,334)	$(9,972)		$(35,306)

Weighted-average common shares outstanding:
Basic	55,790	55,790		55,790
Diluted	55,790	55,790		55,790
Loss per common share:
Basic	$(0.45)	$(0.18)		$(0.63)
Diluted	$(0.45)	$(0.18)		$(0.63)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

LaBranche & Co Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(all data in thousands, except per share data)

	For the Twelve Months Ended
	As reported December 31, 2008	Proforma Adjustments		Proforma December 31, 2008
REVENUES:
Net gain on principal transactions	$301,436	$(60,890	)(5)	$240,546
Commissions and other fees	44,607	(18,572	)(5)	26,035
Net loss on investments	(193,481)	3,552	(5)	(189,929)
Interest income	68,527	(1,515	)(5)	67,012
Other	3,060	(320	)(5)	2,740

Total revenues	224,149	(77,745)		146,404

Interest expense:
Debt	31,696	(175	)(5)	31,521 (7)
Inventory financing	87,530	—		87,530

Total interest expense	119,226	(175)		119,051

Total revenues, net of interest expense	104,923	(77,570)		27,353

EXPENSES:
Employee compensation and related benefits	133,172	(24,941	)(5)	108,231
Exchange, clearing and brokerage fees	46,642	(5,559	)(5)	41,083
Lease of exchange memberships and trading license fees	1,673	(1,495	)(5)	178
Depreciation and amortization	3,679	(1,264	)(5)	2,415
Early extinguishment of debt	5,395	—		5,395
Other	28,742	(6,496	)(5)	22,246

Total expenses	219,303	(39,755)		179,548

Loss before benefit for income taxes	(114,380)	(37,815)		(152,195)

BENEFIT FOR INCOME TAXES	(48,417)	(15,086	)(6)	(63,503)

Net loss	$(65,963)	$(22,729)		$(88,692)

Weighted-average common shares outstanding:
Basic	61,418	61,418		61,418
Diluted	61,418	61,418		61,418
Loss per common share:
Basic	$(1.07)	$(0.37)		$(1.44)
Diluted	$(1.07)	$(0.37)		$(1.44)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

LaBranche & Co Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1        Basis of Presentation

The unaudited pro forma financial information of LaBranche & Co Inc. (the “Company”) is presented to illustrate the effect of the Company’s January 22, 2010 sale of the assets related to LaBranche & Co. LLC’s designated market maker (“DMM”) business on its historical financial position and operating results. The unaudited pro forma balance sheet as of September 30, 2009 is based on the historical statements of LaBranche & Co Inc. as of September 30, 2009 after giving effect to the transaction as if it had occurred on September 30, 2009. The unaudited pro forma statements of operations for the nine months ended September 30, 2009 and the fiscal year ended December 31, 2008 are based on the historical financial statements of the Company for such periods after giving effect to the transaction as if it had occurred on January 1, 2008. The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s 2008 Annual Report on Form 10-K, as filed on March 16, 2009, and the Company’s Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of the Company would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results or financial position. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

Note 2        Pro Forma Adjustments

The unaudited pro forma condensed consolidated Statement of Financial Condition at September 30, 2009 reflects the following adjustments:

(1)	Reflects cash proceeds from the sale of fixed assets, intangibles and net long/short inventory positions sold for value.

(2)	These amounts include the net assets remaining after the sale of the DMM business which consist primarily of cash, broker/dealer receivables and payables, shares of NYSE Euronext, Inc. common stock (the “NYX shares”), and net deferred tax assets approximating $132.5 million, which constitute the retained assets from LaBranche & Co. LLC after the sale.

(3)	A portion of these assets were impaired in the amount of $87.6 million and a tax benefit of $17.3 million was realized as a result of the impairment of those assets.

(4)	On January 13, 2010, the Company announced that it had provided a notice of redemption of all of the Company’s remaining public debt, which will be completed by February 15, 2010. This amount has not been reflected as a pro forma item as it is not directly attributable to the DMM sale transaction, but should be noted by the reader.

The unaudited pro forma condensed consolidated Statement of Operations for the year ended December 31, 2008 and for the nine months ended September 30, 2009 reflect the following adjustments:

(5)	Reflects the elimination of principal trading and rebate revenues, interest on subordinated loans and operating expenses associated with the DMM business assets that were sold.

(6)	Adjusts the net pre tax loss for the benefit for income taxes based on the Company’s effective rate of approximately 40%.

(7)	On January 13, 2010, the Company announced that it had provided a notice of redemption of all of the Company’s remaining public debt, which will be completed by February 15, 2010. This amount has not been reflected as a pro forma item as it is not directly attributable to the DMM sale transaction, but should be noted by the reader.

Note 3 Severance	Costs

The Company will incur approximately $0.6 million in transaction costs net of taxes. This amount consists of costs associated with employee severance payments and legal fees. These costs are directly attributable to the transaction and have been excluded from the pro forma financial statements as they represent material nonrecurring charges.